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                                                                    EXHIBIT 10.1

                 THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") entered into as of the 22nd day of September, 2000, by and among QUEPASA.COM, INC., a Nevada corporation (the "Company"), and JUAN C. GALAN ("Galan").

                                    RECITALS

         A. The Company and Galan entered into an Employment Agreement dated January 29, 1999, an Amendment of Employment Agreement dated April 7, 1999 an Amended and Restated Employment Agreement dated August 1, 1999, a Second Amended and Restated Employment Agreement dated December 1, 1999, a confirming letter dated May 9, 2000 and an Amendment of Employment Agreement dated June 29, 2000 (collectively, the "Employment Agreement").

         B. The Company and Galan desire to amend and restate the Employment Agreement in its entirety.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Employment Agreement is hereby amended and restated as follows:

         1. EMPLOYMENT. The Company hereby employs Galan and Galan hereby accepts employment with the Company as its Chief Financial Officer and Senior Vice President, Finance and Accounting upon the terms and conditions hereinafter set forth. Galan's employment shall be deemed an "at will" employment.

         2. DUTIES. Galan will serve the Company as its Chief Financial Officer and Senior Vice President, Finance and Accounting and will faithfully and diligently perform the services and functions relating to such offices and positions or otherwise reasonably incident to such offices and positions, provided that all such services and functions will be reasonable and within Galan's areas of expertise. Galan will perform these duties on a part-time basis, and the Company acknowledges that Galan may have other employment while performing his duties hereunder.

         3. SCOPE OF EMPLOYMENT. Galan will make himself available as reasonably necessary to carry out his duties hereunder, including outside of normal business hours, but shall not be required to be in the Company's offices on a daily basis. Galan's duties will include participation as reasonably required in the preparation of all required filings by the Company with the Securities and Exchange Commission. Galan will be compensated on an hourly basis pursuant to
Section 4 below, but will not work more than 20 hours in a week without prior approval from the Company's President and Chief Executive Officer.

         4. COMPENSATION. Galan will continue to receive his current salary through September 30, 2000. Commencing October 1, 2000, as compensation for the services rendered to the Company

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under this Agreement, Galan will be paid an hourly rate of $125.00; provided, that Galan shall be paid for at least ten hours each week regardless of the number of hours actually worked in that week for so long as this Agreement remains in effect. Galan's compensation shall be paid to him in accordance with the then current payroll policies of the Company or as otherwise agreed to by the parties. In addition, Galan shall receive a bonus of $10,000 payable upon the closing of a Change of Control (as defined below). A "Change of Control" is a transaction constituting (i) a sale of all or substantially all of the assets of the Company or (ii) a merger, acquisition, consolidation or other transaction involving the transfer or issuance of at least 30% of the outstanding voting stock of the Company. If this Agreement is terminated pursuant to Section 5(a),
(b) or (e) after a definitive agreement for a Change of Control is entered into by the Company but before the Change of Control has closed, Galan shall receive a bonus of $5,000 payable on the date of termination, and shall receive an additional bonus of $5,000 payable upon such closing (these bonuses are in lieu of the $10,000 bonus referred to above). In addition, upon termination of this Agreement pursuant to Sections 5(a), (b), (e) or, following the closing of a Change of Control, 5(d), the Company will transfer ownership to Galan of the following items of technology equipment currently used by Galan: laptop computer; office PC and Monitor; office Fax/Printer; Cellular Phone; and Palm Pilot.

         5. TERMINATION. This Agreement will terminate upon the occurrence of any of the following events:

         a.       The death of Galan;

         b.       The "Total Disability" (as hereinafter defined) of Galan;

         c. Written notice to Galan from the Company of termination for "Cause" (as hereinafter defined);

         d. The voluntary termination of this Agreement by Galan upon two weeks prior written notice;

         e. Two weeks prior written notice to Galan from the Company for any reason without "Cause".

         "Total Disability" means physical or mental disability, or both, determined to be (or reasonably expected to be, based upon then available medical information) of not less than twelve months duration where Galan is unable to reasonably perform the duties he was performing for the Company immediately prior to such disability. The determination shall rest upon the opinion of the physician regularly attending Galan. If the Company disagrees with said physician's opinion, the Company may engage at their own expense a physician to examine the Galan, and Galan hereby consents to such examination and to waive, if applicable any privilege between the physician and Galan that may arise as a result of said examination. If after conferring, the two physicians cannot concur on a final opinion, they shall choose a third consulting physician whose opinion shall control. The expense of the third consulting physician shall be borne equally by the Galan and the Company.


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         "Cause" means (i) Galan has failed to substantially perform his duties as reasonably determined by the Board, (ii) Galan engages in poor performance that is not cured within thirty days after counseling by the Company, (iii) Galan has failed to comply with the reasonable directives and policies of the Board, or (iv) Galan breaches his fiduciary duty to the Company or commits any dishonest, unethical, fraudulent, or felonious act in respect to Galan's duties to the Company. Galan's refusal to relocate from the Phoenix, Arizona metropolitan area if requested by the Company shall not constitute the basis for termination of Galan's employment for Cause.

         If Galan's employment is terminated pursuant to Sections 5(a), (b) or
(e) of this Agreement and the Company closes a Change of Control within six months of the date of termination of employment, Galan shall receive the $10,000 bonus on the closing date of the Change of Control.

        6. STOCK OPTIONS. Notwithstanding anything to the contrary in any previous agreement between Galan and the Company, in the event Galan's employment is terminated for any reason other than pursuant to Section 5(c), Galan may exercise such portion of his or her stock options as was exercisable by Galan at the date of such termination (the "Termination Date") at any time within three months following the Termination Date; provided, however, that if Galan's employment is terminated due to disability within the meaning of Internal Revenue Code section 422A, he may exercise such portion of his stock options as was exercisable on the Termination Date within one year following the Termination Date. Stock options not exercised within the applicable period specified above shall terminate. If Galan's employment is terminated pursuant to
Section 5(c) all of his stock options shall terminate immediately and shall not be exercisable.

         7. LOAN. The Company acknowledges that the $20,000 loan made to Galan upon commencement of his employment with the Company has been forgiven in full in accordance with its terms.

         8. BENEFITS. Galan shall be entitled to continued participation in the Company' medical and dental insurance coverage and 401(k) plan on the same basis as other executives of the Company. These benefits shall continue through the last day of the month in which Galan's employment with the Company is terminated for any reason. Commencing October 1, 2000, Galan will no longer be entitled to any paid vacation days from the Company and will no longer receive a car allowance. Any accrued and unused vacation days as of September 30, 2000 shall be paid to Galan on September 30, 2000 based upon his current annual salary.

         9. BUSINESS EXPENSES. Galan is authorized to incur, with the prior approval of the Company's President and Chief Executive Officer, reasonable expenses for promoting the business of the Company, including expenses for entertainment, travel and similar items. The Company shall reimburse Galan for all such expenses on the presentation by Galan of itemized accounts of such expenditures in accordance with guidelines set forth by the Company and the Internal Revenue Service.

         10. NON-COMPETITION AND CONFIDENTIALITY.


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                  a. Non-Competition. The Company and Galan acknowledge and
agree that Galan's services are of a special and unusual character which have a unique value to the Company, the loss of which cannot be adequately compensated by damages in an action at law and if used in competition with the Company, could cause serious harm to the Company. Accordingly, Galan agrees that during the Term of this Agreement and for a period of two years after the termination of this employment by the Company, irrespective of the reason for such termination, Galan will not (1) enter into any agreement with or directly or indirectly solicit or attempt to solicit any employee or other representatives of the Company for the purpose of causing them to leave the Company to take employment with any other business entity, or (2) compete, directly or indirectly, with the Company in any way and that Galan will not act as an officer, director, employee, consultant, shareholder, lender or agent of any entity engaged in any business of the same nature as, or in competition with, the business in which the Company is now engaged, was engaged during Galan's employment or is engaged at the time of Galan's termination of employment, except for the ownership of less than 5% of the outstanding capital stock of a publicly traded company.

                  b. Confidentiality.

                           (1) Galan acknowledges that in Galan's employment
hereunder, Galan will be making use of, acquiring and adding to the Company's trade secrets and its confidential and proprietary information of a special and unique nature and value relating to such matters as, but not limited to, the Company's business operations, internal structure, financial affairs, programs, software systems, procedures, manuals, confidential reports, lists of clients and prospective clients and sales and marketing methods, as well as the amount, nature and type of services, equipment and methods used and preferred by the Company's clients and the fees paid by such clients, all of which shall be deemed to be confidential information. Galan acknowledges that such confidential information has been and will continue to be of central importance to the business of the Company and that disclosure of it to or its use by others could cause substantial loss to the Company. In consideration of employment by the Company, Galan agrees that during the Term and any renewal term of this Agreement and upon and after leaving the employ of the Company for any reason whatsoever, Galan shall not, for any purpose whatsoever, directly or indirectly, divulge or disclose to any person or entity any of such confidential information which was obtained by Galan as a result of the Galan's employment with the Company or any trade secrets of the Company, but shall hold all of the same confidential and inviolate.

                           (2) All contracts, agreements, financial books,
records, instruments and documents; client lists; memoranda; data; reports; programs; software, tapes; Rolodexes; telephone and address books; letters; research; card decks; listings; programming; and any other instruments, records or documents relating or pertaining to clients serviced by the Company or Galan, the services rendered by Galan, or the business of the Company (collectively, the "Records") shall at all times be and remain the property of the Company. Upon termination of this Agreement and Galan's employment under this Agreement for any reason whatsoever, Galan shall return to the Company all Records (whether furnished by the Company or prepared by Galan), and Galan shall neither make nor retain any copies of any of such Records after such termination.



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                           (3) All inventions and other creations, whether or
not patentable or copyrightable, and all ideas, reports and other creative works, including, without limitation, computer programs, manuals and related materials, made or conceived in whole or in part by Galan while employed by the Company and within one year thereafter, which relate in any manner whatsoever to the business, existing or proposed, of the Company or any other business or research or development effort in which the Company or any of its subsidiaries or affiliates engages during Galan's employment by the Company will be disclosed promptly by Galan to the Company and shall be the sole and exclusive property of the Company. All copyrightable works created by Galan and covered by this
Section 12b(3) shall be deemed to be works for hire. Galan shall cooperate with the Company in patenting or copyrighting all such inventions, ideas, reports and other creative works, shall execute, acknowledge, seal and deliver all documents tendered by the Company to evidence its ownership thereof through the world, and shall cooperate with the Company obtaining, defending and enforcing its rights therein.

                  c. Enforceability. In the event of a breach by either party to this Agreement of the covenants contained in this Section 10, it is understood that damages will be difficult to ascertain and the Company may petition a court of law or equity for injunctive relief in addition to any other relief which the Company may have under the law, this Agreement or any other agreement executed in connection herewith. In connection with the bringing of any legal or equitable action for the enforcement of this Agreement, the Company shall be entitled to recover, whether the Company seeks equitable relief, and regardless of what relief is afforded, such reasonable attorneys' fees and expenses as the Company may incur in prosecution of the Company's claim for breach hereof.

         It is hereby agreed that the provisions of this Section 10 are separate and independent from the other provisions of this Agreement, that these provisions are specifically enforceable by the Company notwithstanding any claim by Galan that the Company has violated or breached this Agreement or any claim that Galan is entitled to any offset or compensation.

         To induce the Company to enter into this Agreement, Galan represents and warrants to the Company that Section 10 of this Agreement is enforceable by the Company in accordance with its terms.

         The parties hereto agree that to the extent that any provision or portion of Section 10 of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable by a court of competent jurisdiction, then any such provision or portion thereof shall be deemed to be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law; and the parties hereto do further agree that any court of competent jurisdiction shall, and the parties hereto do hereby expressly authorize, request and empower any court of competent jurisdiction to, enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the fullest extent permitted by applicable law.

         11. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.


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         12. NOTICES. Any notices, consents, demands, request, approvals and other communications to be given under this Agreement by either party to the other will be deemed to have been duly given if given in writing and personally delivered, faxed or if sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

         If to the Company:             quepasa.com, inc.
                                        One Arizona Center
                                        400 E. Van Buren, Suite 400
                                        Phoenix, AZ 85004
                                        Facsimile: (602) 716-0200
                                        Attention: Chief Executive Officer

         If to Galan:                   Juan C. Galan
                                        One Arizona Center
                                        400 E. Van Buren, Suite 400
                                        Phoenix, AZ 85004
                                        Facsimile: (602) 716-0200

         Notices delivered personally will be deemed communicated as of actual receipt, notices by fax shall be deemed delivered when such notices are faxed to recipient's fax number and notices by mail shall be deemed delivered when mailed.

         13. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understanding, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         14. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically, as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         15. GOVERNING LAW. To the extent permitted by applicable law, this Agreement and the rights and obligations of the parties will be governed by and construed and enforced exclusively in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Arizona and the State of Arizona shall have exclusive jurisdiction regarding any legal actions relating to this Agreement.


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         16. CAPTIONS. The captions in this Agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.

         17. GENDER AND NUMBER. When the context requires, the gender of all words used herein will include the masculine, feminine and neuter, and the number of all words will include the singular and plural.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.

                                      THE COMPANY:

                                      quepasa.com, inc., a Nevada corporation



                                      By: /s/ Gary L. Trujillo
                                         --------------------------------------
                                         Gary L. Trujillo, Chairman/Chief
                                         Executive Officer


                                      GALAN:

                                         /s/ Juan C. Galan
                                         --------------------------------------




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